                            SECURITIES PURCHASE AGREEMENT



     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of August 22, 1996, by and among Golden State Acquisition Corp., a Delaware corporation (the "Company"), Smith McDonnell & Co., Inc., a Delaware corporation ("SMC"), F.A.C., Ltd., a Cayman Islands corporation ("F.A.C."), Exeter Venture Management Corporation, a Delaware corporation ("EVMC"), Exeter Equity Partners, L.P., a Delaware limited partnership ("Equity Partners"), and Exeter Venture Lenders, L.P., a Delaware limited partnership ("Venture Lenders" and, collectively with Equity Partners, "Exeter"). F.A.C. and Exeter are sometimes referred to herein individually as a "Seller" and, collectively, as the "Sellers" and, together with SMC and EVMC are sometimes collectively referred to herein, the "Selling Group."

                                   R E C I T A L S

     A. Pursuant to a Common Stock Subscription Agreement dated April 27, 1995 among the Company, Sellers and certain other parties thereto (the "Subscription Agreement"), Sellers acquired certain shares of the capital stock of the Company (the "Company Shares"). Recently, Sellers began to explore the possible sale of all (in the case of F.A.C.) or a significant portion (in the case of Exeter) of the Company Shares to third party buyers.

     B. As further set forth in that certain Term Sheet dated July 8, 1996 (the "Term Sheet") among the Company, Sellers and certain other parties, the Company and Sellers negotiated in good faith the terms and conditions relating to the sale of all or a portion of the Company Shares held thereby, as the case may be, including without limitation, the aggregate consideration payable by the Company for such Company Shares to each Seller and its respective affiliates.

     C. Pursuant to the Term Sheet, Sellers wish to sell to the Company, and the Company wishes to purchase from Sellers, the number of Company Shares set forth opposite each Seller's name on Schedule A hereto, on the terms on the terms and subject to the conditions set forth below.

     D. Members of the Selling Group have provided, and will continue to provide assistance to the Company and Buyers with respect to certain financing issues and related credit matters, including without limitation, (a) the increase in the line of credit available to Golden State Vintners ("GSV") from Sanwa Bank of California ("Sanwa"), (b) the increase in credit available to the Company and GSV from John Hancock Mutual Life Insurance Company ("Hancock") and, in each such instance (c) the renegotiation of the terms and conditions of all documents and instruments related thereto.

     E. The Company and each member of the Selling Group wish to facilitate the transactions contemplated hereby and by the Term Sheet by agreeing to the terms and conditions set forth below.

                                  A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                      Section 1
                           PURCHASE AND SALE OF THE SHARES

     1.1 PURCHASE AND SALE OF THE SHARES. Upon the terms and subject to the conditions contained herein and in reliance on the representations and warranties set forth below, at the Closing, as defined below, the Company agrees to purchase (a) from F.A.C. and F.A.C. agrees to sell to the Company Six Hundred and Fifty Thousand (650,000) shares (the "F.A.C. Shares") of the Company's
Class A Common Stock and (b) from Exeter and Exeter agrees to sell to the Company Three Hundred Thirty Nine Thousand Seven Hundred Nine (339,709) shares (the "Exeter Shares") of the Company's Class B Common Stock (the "Class B Stock"), in each instance, for a purchase price of $7.26 per share.

     1.2 COMPENSATION TO SMC AND EVMC. As compensation for services rendered in connection with the facilitation of the transactions contemplated hereby, including without limitation, transactions to be entered into by the Company and GSV with Sanwa and Hancock prior to or after the date hereof, on or before the Closing, the Company will enter into a letter of compensation with each of SMC (the "SMC Compensation Letter") and EVMC (the "EVMC Compensation Letter"), each such letter to be substantially in the form of Exhibit A attached hereto.

     1.3  CLOSING.  Following satisfaction of the conditions set forth in
Section 4, the closing of the sale of the Shares (the "Closing") shall occur at the offices of Riordan & McKinzie, 300 South Grand Avenue, Suite 2900,
Los Angeles, California 90071, at 10:00 a.m. Pacific time on October 10, 1996 or at such other place or on such other date as the Company may designate, but in no event later than October 31, 1996 (the "Closing Date"). At the Closing,
(a) F.A.C. shall deliver share certificate No. A-1 representing the F.A.C. Shares (duly endorsed in blank) in exchange for the payment from the Company of Four Million Seven Hundred Nineteen Thousand Dollars ($4,719,000), which payment shall be subject to any and all tax withholdings relating to F.A.C. that may be attributable to the transactions contemplated by this Agreement, including without limitation, any withholdings mandated by the Foreign Investment in Real Property Tax Act, (b) Exeter shall deliver share


                                          2.

certificate Nos. B-2 and B-3 representing the Exeter Shares (in each case, duly endorsed in blank) in exchange for (i) the payment from the Company of Two Million Four Hundred Sixty-Six Thousand Two Hundred Eighty-Seven Dollars ($2,466,287) and (ii) a share certificate in the name of (A) Equity Partners and representing Two Hundred Fifty-Seven Thousand Seven Hundred Eighty (257,780) shares of the Class B Stock and (B) Venture Lenders and representing Fifty-Two Thousand Five Hundred Eleven (52,511) shares of the Class B Stock, (c) the Company shall pay to SMC the amount called for by the SMC Compensation Letter, and (d) the Company shall pay to EVMC the amount called for by the EVMC Compensation Letter. All payments to be made by the Company shall be by wire transfer of immediately available funds to an account designated by SMC and EVMC, as the case may be, no less than two (2) business days prior to the Closing Date.


                                      Section 2
                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Sellers that, except as set forth on the Schedule of Exceptions hereto:

     2.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2.2 AUTHORITY. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including without limitation, the transactions contemplated by the SMC Compensation Letter and the EVMC Compensation Letter and the payments to be made thereunder (collectively, the "Compensation Payments"), have been duly authorized by all necessary corporate action on the part of the Company. No other action on the part of the Company or its stockholders is necessary to authorize the execution and delivery of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement thereof, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.3 NO VIOLATIONS. The execution and delivery by the Company of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, will not (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company, (b) require the consent, waiver, approval, license or authorization of or any filing by the


                                          3.

Company with any person or governmental authority or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or bylaw, agreement, indenture, mortgage, encumbrance, contract, order, license, permit, judgment, ordinance, regulation, authorization or decree to which the Company is subject or by which it or any of its properties is bound.

     2.4 BROKERS. The Company has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

     2.5 NO LITIGATION. There is no action, suit, claim or proceeding pending or, to the best knowledge of the Company, threatened at law or in equity or before or by any federal, state or other governmental board, bureau, agency or instrumentality against the Company or any of the Company's assets or properties that challenges the terms or conditions of this Agreement or that seeks to restrain, restrict or prevent the transactions contemplated by this Agreement.

     2.6 COMPLIANCE WITH LAW. The Company has complied with all federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the Company, its business or operations except where the failure to so comply would not, individually or in the aggregate, have a material adverse effect on the Company, its business or operations or would not materially and adversely restrict the Company in the performance of its obligations under this Agreement.

     2.7 SOLVENCY. After giving effort to the transactions contemplated by this Agreement, (a) the assets of the Company and its subsidiaries (at a fair valuation thereof) exceed the total liabilities of the Company and such subsidiaries, on a consolidated basis, (b) the Company has sufficient working capital to pay its debt when and as such debts come due and (c) the Company does not have an unreasonably small amount of capital with which to engage in its business.

     2.8 ACQUISITION OF SHARES. It is the Company's intention to retire the F.A.C. Shares and the Exeter Shares immediately following the consummation of the transactions contemplated by this Agreement. In that regard, the Company is not acquiring the F.A.C. Shares or the Exeter Shares with a view to the resale or distribution of all or any portion of such shares.

     2.9 NO ALTERNATIVE PROPOSAL. The Company is not presently discussing, participating in or in negotiations with respect to any Alternative Proposal, as defined in Section 6.4 below.


                                          4.

                                      Section 3
                 REPRESENTATIONS AND WARRANTIES OF THE SELLING GROUP

     Each member of the Selling Group, on its own behalf only, represents and warrants to the Company as follows:

     3.1 ORGANIZATION AND GOOD STANDING. Each of F.A.C. and SMC is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Equity Partners and Venture Lenders is a limited partnership duly organized validly existing and in good standing under the laws of the jurisdiction of its formation.

     3.2 AUTHORITY. Each member of the Selling Group has full corporate or partnership power and authority, as the case may be, to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including without limitation, the transactions contemplated by the SMC Compensation Letter and the Exeter Compensation Letter and the Compensation Payments to be made thereunder, have been duly authorized by all necessary corporate or partnership action, as the case may be, on the part of each Selling Group. No other action on the part of any member of the Selling Group or its respective stockholders or partners, as the case may be, is necessary to authorize the execution and delivery of this Agreement, the performance by such Selling Group member of its respective obligations hereunder or, as applicable, the receipt by such Selling Group member of the Compensation Payment due thereto. This Agreement has been duly executed and delivered by each member of the Selling Group and constitutes a legal, valid and binding agreement thereof, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3 NO VIOLATION; NO COMMITMENTS. The execution and delivery by each member of the Selling Group of this Agreement, the performance by such member of its respective obligations hereunder and the consummation by such members of the transactions contemplated hereby, including without limitation, the receipt of the Compensation Payments, will not (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such member, (b) require the consent, waiver, approval, license or authorization of or any filing by any member of the Selling Group with any person or governmental authority or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or bylaw, partnership agreement, agreement, contract, order, judgment, ordinance, regulation or decree to which


                                          5.

such member is subject or by which it is bound. No member of the Selling Group nor any affiliate thereof, including without limitation, Mr. Paul Smith, Mr. Mark McDonnell or Mr. Keith Fox, has agreed to or entered into any oral or written commitment, contract, agreement or obligation of any kind by or on behalf the Company which binds the Company in any manner whatsoever.

     3.4 BROKERS. No member of the Selling Group has paid or become obligated to pay, nor has such member obligated the Company to pay, any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

     3.5 TITLE TO SHARES. F.A.C. has good and marketable title to the F.A.C. Shares and Exeter has good and marketable title to the Exeter Shares. All of the F.A.C. Shares and the Exeter Shares are, and on the Closing Date will be, free and clear of all liens, claims, security interests, pledges, encumbrances, rights of first refusal, options or other preemptive rights of any kind (collectively, "Encumbrances"). On the Closing, upon delivery of and payment for that the Shares to be purchased pursuant to the terms of this Agreement, the Company will acquire good and marketable title to such shares, free and clear of any and all Encumbrances.

     3.6 DISCLOSURE OF INFORMATION; GOOD FAITH NEGOTIATIONS. Each member of the Selling Group has received from the Company all information that it considers necessary and appropriate with respect to its decision to sell all or any portion of the Company Shares held thereby, as the case may be, including without limitation, all financial and other material information and data concerning the Company, its business and prospects (collectively, the "Company Information") that would allow such member, among other things, to value the Company Shares held thereby. Each member of the Selling Group has had the opportunity to ask questions of the management of the Company regarding all or any portion of the Company Information, other expressions of interest made by third parties with request to the purchase of any shares of the Company's capital stock and all other matters relevant to such member's decision to enter into this Agreement, to sell the Company Shares held thereby and to accept the consideration to be paid by the Company hereunder, and all such questions have been answered to the satisfaction of such Selling Group member. The terms and conditions of the Term Sheet and of the transactions contemplated by this Agreement have been negotiated in good faith between the Company and its affiliates, on the one hand, and the Selling Group, on the other hand, and, assuming that the Company Information delivered to the Selling Group is true and correct in all material respects, the terms and conditions hereof, including without limitation, the aggregate consideration to be paid to the Selling Group hereunder, are fair to each member of the Selling Group.


                                          6.

                                      Section 4
                                CONDITIONS TO CLOSING

     4.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the transactions contemplated by the Agreement shall be subject to the conditions that no governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary, or permanent) which is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement.

     4.2 CONDITIONS TO THE OBLIGATIONS OF EACH MEMBER OF THE SELLING GROUP. The obligations of each member of the Selling Group to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) The Company shall have performed in all material respects the obligations under this Agreement required to be performed by it on or prior to the Closing Date pursuant to the terms hereof.

          (b) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.

          (c) The Company shall have delivered to each member of the Selling Group a certificate to the effect set forth in paragraphs (a) and (b) above in this Section 4.2.

          (d) The SMC Compensation Letter shall have been executed and delivered by the Company and SMC shall have received payment of the amount called for by the SMC Compensation Letter.

          (e) The EVMC Compensation Letter shall have been executed and delivered by the Company and EVMC shall have received payment of the amount called for by the EVMC Compensation Letter.

     4.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) Each member of the Selling Group shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Closing Date pursuant to the terms hereof.


                                          7.

          (b) The representations and warranties of each member of the Selling Group contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.

          (c) Each member of the Selling Group shall have executed and delivered to the Company a certificate to the effect set forth in paragraphs
(a) and (b) above in this Section 4.3.

          (d) The Company shall have received the favorable opinion of Anderson Kill & Olick, P.C., in form and substance reasonably acceptable to the Company.

          (e) The Company shall have issued and sold to certain investors (the "New Investors") additional shares of the Company's Common Stock (the "New Investment") in an amount and on terms and conditions acceptable to the Company, in its sole discretion.

          (f) All necessary waivers, consents and approvals to or of the transactions contemplated by this Agreement of any equity holders, third parties or governmental entities with respect to the Company shall have been obtained, including without limitation, (i) the consent of Hancock in accordance with the terms of that certain Securities Purchase Agreement dated as of April 21, 1995, as amended to date (the "Hancock SPA"), by and among the Company, Hancock and GSV, including without limitation, the waiver of the delivery of an Exchange Note Notice and Offer to Repay (as defined in the Hancock SPA), (ii) the waiver of the holders of the Company's 12% Senior Redeemable Exchangeable Preferred Stock (the "Senior Preferred Stock"), of a Mandatory Offer to Redeem Upon Change in Control (as defined in the Certificate of Designations of the Senior Preferred Stock as filed with the Delaware Secretary of State on April 25,
1995), (iii) the waiver by the holders of the Company's 6% Junior Exchangeable Preferred Stock (the "Junior Preferred Stock") of Redemption following a Put Event (as defined in the Certificate of Designation of the Junior Preferred Stock, as filed with the Delaware Secretary of State on April 25, 1995), and
(iv) the waiver by the holders of the Class E Common Stock of a Redemption following a Put Event and a Class E Put Event (as defined in the Company's Certificate of Incorporation as filed with the Delaware Secretary of State on April 18, 1995).

          (g) the Company shall have received any and all permits, authorizations and consents from any federal, state or local governmental or regulatory authority that, in the reasonable judgment of the Company, are necessary for the consummation of the transactions contemplated hereby and by the New Investment, including without limitation, all permits, authorizations and consents required by the United States Bureau of Alcohol, Tobacco & Firearms and the California Alcohol Beverage Control Board.


                                          8.

          (h) GSV shall have entered into a Line of Credit with Sanwa substantially in accordance with the terms of the commitment letter dated July 8, 1996 between Sanwa and GSV.

          (i) The Company and the New Investors and certain other relevant parties shall have entered into (i) a Securities Purchase Agreement, (ii) a Stockholders Agreement, (iii) a Registration Rights Agreement and (iv) such other agreements as may be appropriate in connection with the New Investment, such agreements to be on terms and conditions reasonably acceptable to the Company, and the transactions contemplated by such New Investment and the agreements relating thereto shall have been consummated in accordance with the terms thereof.

          (j) Each of Messrs. Smith and McDonnell shall have delivered to the Company written resignations from the Board of Directors of the Company and GSV, effective as of the Closing Date, each such resignation to be in a form reasonably acceptable to the Company.

          (k) The Management Letter between the Company and SMC dated April 27, 1995 (the "SMC Management Letter") shall be terminated in writing by SMC and shall have no further force or effect.

          (l) The Company shall have received such other duly and validly executed documents and instruments from the members of the Selling Group in connection with the Closing as have been reasonably requested thereby.

                                      Section 5
                                   INDEMNIFICATION

     5.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify each member of the Selling Group against and hold such parties harmless from any and all claims, causes of action, losses, liabilities, damages, obligations, costs and expenses, including without limitation, reasonable attorneys' fees and expenses, arising out of or in any related, directly or indirectly, to any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement.

     5.2 INDEMNIFICATION BY THE SELLING GROUP. Each member of the Selling Group agrees, severally and not jointly, to indemnify the Company against and hold the Company harmless from any and all claims, causes of action, losses, liabilities, damages, obligations, costs and expenses, including without limitation, reasonable attorneys' fees and expenses, arising out of or in any related, directly or indirectly, to any breach of any representation, warranty, covenant or agreement of such party contained in this Agreement.




                                          9.

                                      Section 6
                                    MISCELLANEOUS

     6.1 NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand-delivered, telecopied, deposited prepaid for next day delivery by Federal Express or other similar overnight courier, or mailed first class postage prepaid, registered or certified mail addressed as follows:

     If to the Company, to:

               Golden State Vintners
               60 East Sir Francis Drake Blvd., Ste. 302
               Larkspur, California  94939
               Attention: Mr. Jeffrey O'Neill, Chief Executive Officer Fax No.: (415) 461-4497

     If to F.A.C. or SMC, to:

               Smith McDonnell Stone & Co., Inc.
               450 Park Avenue, Suite 2102
               New York, New York  10022
               Attention:  Mark D. McDonnell
               Fax No.:  (212) 754-3362

     If to Exeter or EVMC, to:

               Exeter Venture Lenders, L.P.
               10 East 53rd Street
               New York, New York  10022
               Attention:  Keith R. Fox
               Fax No.:  (212) 872-1198

     Such notices, requests, consents and other communications shall for all purposes of this Agreement be treated as being effective or having been given, if delivered personally, upon delivery, if telecopied, on three (3) hours after confirmation of transmission during regular business hours, if delivered by overnight courier, upon twenty-four (24) hours after deposit, or, if sent by mail, upon the earlier of actual receipt or the third day after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, and postage prepaid and addressed as set forth above.


                                         10.

     6.2 ATTORNEYS' FEES. The prevailing party in any action brought with respect to this Agreement, or the interpretation hereof, shall be entitled to collect from the other party all reasonable attorneys' fees and expenses incurred by such prevailing party.

     6.3 WAIVER AND AMENDMENT. No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each party hereto, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     6.4 NONSOLICITATION. Prior to the Closing Date, no member of the Selling Group will, directly or indirectly, communicate, solicit, initiate, encourage or participate in (including furnishing any non-public information concerning the Company's or GSV's business, properties or assets) any discussions or negotiations with regard to any Alternative Proposal. As used herein, "Alternative Proposal" means any proposal (other than as contemplated by this Agreement) for the acquisition of all or any portion of the capital stock of the Company held by any member of the Selling Group, the sale of all or a material portion of the assets or the capital stock of the Company or the merger, consolidation, recapitalization or other similar transaction with respect to the Company and/or GSV.

     6.5 PARTIES IN INTEREST. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     6.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     6.7 SPECIFIC PERFORMANCE. The parties hereto agree that monetary damages may be insufficient to compensate the Company following a breach by any member of the Selling Group of its obligations hereunder, and that the Company may be irreparably harmed as a result of such breach. In that regard, the parties hereto agree that the Company shall be entitled to seek and obtain injunctive relief to prevent and/or remedy any such breach, which relief shall be in addition to all other rights and remedies available to the Company at law or in equity.

     6.8 ENTIRE AGREEMENT. This Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and supersede all prior negotiations, agreements and understandings among the parties with respect to such subject matter.

     6.9 COUNTERPARTS. This Agreement may be executed in two counterparts with the same effect as if all parties hereto had signed the same document. All counterparts so


                                         11.

executed shall be deemed to be an original, shall be construed together and shall constitute one agreement.


                                         12.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


COMPANY:                 GOLDEN STATE ACQUISITION CORP.,
                         a Delaware corporation


                         By:/s/  Jeffrey B. O'Neill
                            -------------------------------------------------
                                 Jeffrey B. O'Neill
                                 Executive Vice President


F.A.C.:                  F.A.C., LTD.


                         By:/s/  Mark D. McDonnell
                            -------------------------------------------------

                            Name:  Mark D. McDonnell
                                   ------------------------------------------
                            Title: President
                                   ------------------------------------------


SMC:                     Smith McDonnell & Co., Inc.


                         By:/s/  Mark D. McDonnell
                            -------------------------------------------------
                            Name:  Mark D. McDonnell
                                   ------------------------------------------
                            Title: President
                                   ------------------------------------------


EQUITY PARTNERS:         EXETER EQUITY PARTNERS, L.P.

                         By:  Exeter Equity Advisors, L.P.
                              General Partner

                              By:  Exeter Equity Advisors, Inc.
                                   General Partner

                                   By:/s/  Keith R. Fox
                                      ---------------------------------------
                                      Name:  Keith R. Fox
                                             --------------------------------
                                      Title:  President
                                              -------------------------------


                                         13.

VENTURE LENDERS:         EXETER VENTURE LENDERS, L.P.

                         By:  Exeter Venture Advisors, Inc., General Partner

                         By:  /s/  Keith R. Fox
                              ----------------------------------------------
                              Name:  Keith R. Fox
                                     ---------------------------------------
                              Title: President
                                     ---------------------------------------



EVMC                     EXETER VENTURE MANAGEMENT CORPORATION

                         By:  /s/  Keith R. Fox
                              ----------------------------------------------
                              Name:  Keith R. Fox
                                     ---------------------------------------
                              Title:  President
                                      --------------------------------------


                                         14.

                                      SCHEDULE A

                                   PURCHASE SHARES


                                   Number and Class of Shares
Stockholder                        To Be Purchased
-----------                        --------------------------

F.A.C., Ltd.                       650,000 shares of Class A Common Stock

Exeter Equity Partners, L.P.       282,220 shares of Class B Common Stock

Exeter Venture Lenders, L.P.       57,489 shares of Class B Common Stock


                                         15.